Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is dated as of October 5, 2006 (the “Commencement Date”), between Dynamic Leisure Corporation, a Minnesota corporation (the “Parent Company”) and Nigel Osborne (the “Executive”).

1.	EMPLOYMENT

The Parent Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Parent Company, on the terms and conditions set forth herein.

2.	TERM AND RENEWAL

2.1        Term. The term (“Term”) of this Agreement shall be two (2) years (the “Employment Period”), subject to paragraph 5 below.

2.2    Renewal. Following the expiration of the initial Employment Period and provided that this Agreement has not been terminated by the Executive or the Parent Company pursuant to Section 5 hereof, and every year thereafter, this Agreement shall be automatically renewed on the terms set forth herein for an additional twelve (12) month period, effective on each anniversary date of the date hereof.

3.	POSITION AND DUTIES

3.1     Position(s). The Executive hereby agrees to serve as an Executive Vice President of the Parent Company. In addition, the Executive may, at the discretion of the Parent Company, its Board of Directors or shareholders, also serve as a Director of the Parent Company, an officer or employee of Dynamic Leisure Group North America, Inc., a Florida corporation, as an officer of the business entity known as Dynamic Leisure Europe Limited, and as officer and/or director of any subsidiaries of these entities (together, the Parent Company, Dynamic Leisure Group North America, Inc., Dynamic Leisure Europe Limited, and all subsidiaries shall be known collectively herein as the “Companies”). The compensation payable by the Parent Company hereunder shall be in lieu of any further compensation from any of the Companies and any other business entities related to the Parent Company.

3.2     Devotion of Time and Effort. Executive shall use Executive’s good faith, best efforts and best judgment in performing Executive’s duties as required hereunder and to act in the best interests of the Companies. Executive shall devote such time, attention and energies to the business of the Companies as are reasonably necessary to satisfy Executive’s required responsibilities and duties hereunder.

3.3     Other Activities. The Executive may engage in other activities for the Executive’s own account while employed hereunder, including without limitation charitable, community and other business activities, provided that such other activities do not materially interfere with the performance of the Executive’s duties hereunder.

4.	COMPENSATION AND RELATED MATTERS

4.1     Salary. The Parent Company shall pay the Executive a salary at an annual rate of One Hundred Seventy-Five Thousand Dollars ($175,000.00 U.S.) per year. All salary is to be paid consistent with the standard payroll practices of the Parent Company (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc.).

4.2   Stock Bonus, Moving Expenses, Possible Cash Bonuses. As additional consideration, the Parent Company shall provide the Executive with Four Hundred Thousand (400,000) fully paid non-assessable shares of common stock in the Parent Company as a bonus upon execution of this Employment Agreement. The Parent Company shall also pay reasonable moving expenses (based on the average of three bids) temporary housing expenses incurred during relocation, and costs associated with the sale of the Executive’s home in Maine (realtor, closing costs, etc.). Furthermore, the Board of Directors of the Parent Company shall review the Executive’s performance at least annually during each year of the Employment Period and cause the Parent Company to award the Executive a cash bonus in an amount to be determined by the Parent Company (the “Cash Bonus”). The amount of such Cash Bonus shall be determined in the sole and absolute discretion of the Board of Directors of the Parent Company.

4.3        Incentive Stock Options. At the time when the Parent Company creates appropriate stock option plan(s), the Executive shall be granted Five Hundred Thousand (500,000) options to purchase shares of the Parent Company’s Common Stock at an exercise price of One Dollar Fifty Cents ($1.50) per share. Subject to the provisions of Section 6 below, and for so long as Executive is an employee of the Parent Company, such options shall vest and become exercisable over twenty-four (24) months, at a rate twenty-five percent (25%) on each six-month anniversary of the effective date of the Parent Company’s stock option plan(s).

4.4    Business Expenses. The Parent Company shall promptly, in accordance with Parent Company policy, reimburse the Executive for all reasonable business expenses incurred in accordance with and subject to the limits set forth in the Parent Company’s written policies with respect to business expenses, including, without limitation, club memberships, business seminar fees, professional association dues, reasonable entertainment expenses incurred by the Executive in connection with the business of the Companies and/or their respective subsidiaries and affiliates, and reasonable travel expenses, including all airfare, hotel and rental car expenses, incurred by the Executive in traveling in connection with the business of the Companies, upon presentation to the Parent Company of written receipts for such expenses.

4.5     Other Benefits. During the Employment Period, the Parent Company shall provide to the Executive such other benefits, as the Parent Company may from time to time make available to its other executive employees. These benefits shall include, but are not limited to, full family medical coverage for the Executive’s family, paid by the Parent Company.

4.6    Vacation. The Executive shall be entitled to four (4) vacation weeks (20 business days) per year, subject to and on a basis consistent with Parent Company policy. In addition, the Executive will be entitled to all Parent Company holidays.

5.	TERMINATION

5.1       Death. The Executive’s employment hereunder shall terminate upon his death.

5.2      Disability. The Executive’s employment hereunder shall terminate on the Executive’s physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board of Directors of the Parent Company, renders the Executive unable to perform properly his duties under this Agreement for six (6) consecutive calendar months or for shorter periods aggregating one hundred and eighty (180) business days in any twelve (12) month period, but only to the extent that such definition does not violate the Americans with Disabilities Act.

5.3     Cause. The Parent Company may terminate the Executive for Cause at any time, upon written notice to Executive. For purposes of this Agreement, “Cause” shall mean:

(a)        The Executive’s conviction for commission of a felony or a crime involving moral turpitude;

(b)       The Executive’s willful commission of any act of theft, embezzlement or misappropriation against any of the Companies; or

(c)        The Executive’s willful and continued failure substantially to perform the Executive’s duties hereunder (other than such failure resulting from the Executive’s incapacity due to physical or mental illness), which failure is not remedied within sixty (60) days after written demand for substantial performance is delivered by the Parent Company which specifically identifies the manner in which the Parent Company believes that the Executive has not substantially performed the Executive’s duties.

5.4     Termination Without Cause. The Parent Company may terminate this Agreement without Cause at any time, provided that the Parent Company first delivers to the Executive the Parent Company’s written election to terminate this Agreement at least ninety (90) days prior to the effective date of termination.

5.5    Executive’s Termination for Good Reason. The Executive may terminate this Agreement for Good Reason upon at least thirty (30) days prior written notice to the Parent Company. For purposes of this Agreement, “Good Reason” shall mean:

(a)       The Parent Company’s material breach of any of its obligations hereunder and either such breach is incurable or, if curable, has not been cured within thirty (30) days following receipt by the Parent Company of written notice from the Executive of such breach by the Parent Company;

(b)       Any removal of the Executive from one or more of the offices specified in Section 3.1 hereof without Cause; or

(c)        Any material alteration or diminution in the Executive’s authority, duties or responsibilities herein without Cause.

5.6      Executive’s Voluntary Termination. The Executive may, at any time, terminate this Agreement without Good Reason, provided that the Executive delivers written notice to the Parent Company at least forty-five (45) days prior to the effective date of termination.

5.7     Change of Control. The Executive may terminate this Agreement, upon at least thirty (30) days’ prior written notice to the Parent Company, at any time within six (6) months after a “Change in Control” (as hereinafter defined) of the Parent Company. For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a)        An acquisition of any voting securities of the Parent Company (the “Voting Securities”) by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 40% or more of the combined voting power of the Parent Company’s then outstanding Voting Securities unless such acquisition was approved by a vote of at least one more than a majority of the Incumbent Board; or

(b)        Approval by the stockholders of the Parent Company of:

(i)    A merger, consolidation, share exchange or reorganization involving the Parent Company, unless the stockholders of the Parent Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 60% of the combined voting power of the outstanding Voting Securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization;

(ii)    A complete liquidation or dissolution of the Parent Company; or

(iii)   An agreement for the sale or other disposition of all or substantially all of the assets of the Parent Company.

In the event of termination by the Executive due to a change in control, the Executive shall receive six (6) months’ salary.

5.8      Non-renewal. The Parent Company may terminate this Agreement upon the expiration of any Employment Period, provided that the Parent Company gives written notice of such non-renewal to the Executive at least thirty (30) days prior to the expiration of such Employment Period.

5.9     Notice of Termination. Any termination of the Executive’s employment by the Parent Company or the Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

5.10   Date of Termination. The effective date of the Executive’s termination depends on the type of termination applied. “Date of Termination” shall mean the following:

(a)        If the Executive’s employment is terminated by his death, the date of his death;

(b)       If the Executive’s employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5.2 hereof;

(c)        If the Executive’s employment is terminated by the Parent Company for Cause pursuant to Section 5.3 hereof, or without Cause by the Parent Company pursuant to Section 5.4 hereof, the date specified in the Notice of Termination;

(d)        If the Executive resigns for Good Reason (pursuant to Section 5.5 hereof), voluntarily resigns (pursuant to Section 5.6 hereof), or resigns due to a Change of Control (pursuant to Section 5.7 hereof), the date of the Notice of Termination; and

(e)        If the Executive’s employment is terminated pursuant to Section 5.8 hereof, the date this Agreement terminates by its terms.

6.	COMPENSATION UPON TERMINATION

6.1   Death or Disability. If the Executive’s employment shall be terminated pursuant to Section 5.1 hereof, the Parent Company shall pay monthly to the Executive’s estate consisting of his annual salary pursuant to section 4.1 hereof and any bonus payable under section 4.2 hereof at the most recent amount received or entitled to be received by the Executive for a period equal or greater than one year following the date of termination or the remainder of the employment period as set forth in section 2.

6.2        Cause. If the Executive’s employment shall be terminated for Cause pursuant to Section 5.3 hereof, the Parent Company shall pay the Executive his salary pursuant to section 4.1 and any Cash Bonus then payable pursuant to 4.2 hereof through the Date of Termination.

6.3        Termination without Cause or Executive’s Termination for Good Reason. In the event that this Agreement terminates pursuant to sections 5.4 or 5.5 above, the Parent Company shall pay the Executive his salary pursuant to section 4.1 and any Cash Bonus then payable pursuant to 4.2 hereof through the Employment Period or for an additional six (6) months, whichever is greater. Additionally, all stock options to purchase the Parent Company’s stock granted to the Executive as of the Termination Date and which have not vested prior to the Termination Date shall automatically become immediately exercisable by the Executive on the Termination Date and shall remain exercisable for a period of one year. The provisions of this paragraph shall constitute an amendment to any existing stock option agreements of the Parent Company as of the Commencement Date.

6.4        Executive’s Voluntary Termination. In the event of the voluntary termination of this Agreement by the Executive, pursuant to Section 5.6 hereof, the Parent Company shall pay the Executive his salary pursuant to section 4.1 and any Cash Bonus then payable pursuant to 4.2 hereof through the Date of Termination.

6.5      Change of Control. If the Executive terminates this Agreement within six (6) months after a Change in Control pursuant to Section 5.7 hereof, the Parent Company shall pay the Executive the his salary pursuant to section 4.1 and any Cash Bonus then payable pursuant to 4.2 hereof through the Date of Termination. Additionally, all stock options to purchase the Parent Company’s stock granted to the Executive as of the Termination Date and which have not vested prior to the Termination Date shall automatically become immediately exercisable by the Executive on the Termination Date and shall remain exercisable for a period of one year. The provisions of this paragraph shall constitute an amendment to any existing stock option agreements of the Parent Company as of the Commencement Date.

6.6	Limitation.

(a)        The foregoing notwithstanding, the total compensation payable upon termination according to this Section 6 shall be reduced to the extent that the payment of such amount would cause the Executive’s total termination benefits (as determined by the Executive’s tax advisor) to constitute an “excess” parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and by reason of such excess parachute payment the Executive would be subject to an excise tax under Section 4999(a) of the Code, but only if the Executive determines that the after-tax value of the termination benefits calculated with the foregoing restriction exceed those calculated without the foregoing restriction.

(b)       The foregoing notwithstanding, no compensation payable upon termination according to this Section 6 shall be due during any period in which the Executive is in violation of any provision of Section 7 below, and any and all such compensation shall be forfeited and shall immediately cease and be forfeited in the event that the Executive is determined by final and binding ruling of any court of competent jurisdiction to have violated any covenant of Section 7 below.

7.	CONFIDENTIALITY AND NON-SOLICITATION COVENANTS

7.1         Non-Competition. The Executive agrees that during the Term of this Agreement and for a period of one (1) year after termination of this Agreement (as defined in Section 5), he will not directly or indirectly, without the prior written consent of the Parent Company, manage, operate, join, control, participate in, or be connected as a stockholder (other than as a holder of shares publicly traded on a stock exchange or the NASDAQ National Market System), partner, or other equity holder with, or as an officer, director or employee of, any other company in the travel industry or whose business strategy is competitive with that of any of the Companies, as determined by a majority of the Parent Company’s directors (“Competing Business”).

7.2      Confidentiality. In addition to the agreements set forth in Section 7.1 hereof, the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter, directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Parent Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Parent Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Parent Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Companies by the Executive, or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term “Confidential Information” means information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Companies, about the owners, employees, business methods, public relations methods, organization, procedures, property acquisition and development, or finances, including, without limitation, information of or relating to the Companies and their affiliates.

7.3      Non-Solicitation. For a period of two (2) years following the Date of Termination as specified under Section 5 above, the Executive shall not solicit or induce any of the Companies’ employees, agents or independent contractors to end their relationship with any of the Companies, or recruit, hire or otherwise induce any such person to perform services for the Executive, or any other person, firm or company.

7.4       Return of Property. The Executive hereby acknowledges and agrees that all Personal Property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Companies and shall be promptly returned to the Parent Company upon termination of the Employment Period. “Personal Property” includes, without limitation, all electronic devices of the Companies used by the Executive, including, without limitation, personal computers, facsimile machines, cellular telephones, pagers and tape recorders and all books, manuals, records, reports, notes, contracts, lists, blueprints, maps and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Companies. Following termination, the Executive will not retain any written, electronic, or other tangible or intangible material containing any proprietary information of the Companies.

7.5        Reasonableness of Restrictions. Each of sections 7.1, 7.2, and 7.3 set out above is acknowledged by Executive to be reasonable in duration, extent and application and is the minimum protection necessary for the Companies in respect of their goodwill, Confidential Information, trade connections and business. Each of the covenants and obligations on Executive’s part set out in sections 7.1, 7.2, and 7.3 is deemed to be separate and severable and enforceable by the Companies accordingly. If any of the restrictions set out above are held to be void but would be valid if part of the wording was deleted such restriction shall apply with such deletion as may be necessary to make it valid and effective.

7.6        Breach; Damages and Injunctive Relief. In the event of a breach by Executive of this Section 7, any obligations for payment by the Parent Company otherwise due pursuant to Section 5 hereof shall be void. The Executive expressly agrees that the Companies will or would suffer irreparable injury if the Executive were to violate any provision of this Section 7 and that the remedies at law for any breach by him of any provision this Section 7 may be inadequate and that, therefore, in the event of breach by the Executive of the terms of this Section 7, the Companies shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Section 7 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement.

8.	GENERAL PROVISIONS

8.1      Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when addressed as follows and (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to an overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case notice shall be sent to:

If to Executive:	Nigel Osborne
9822 Gretna Green Drive
Tampa, FL 33626

If to the Parent Company:	Dynamic Leisure Corporation

5680A W. Cypress Street

Tampa, Florida 33607

Facsimile (813) 877-6333

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

8.2     Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In addition, in the event any provision in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

8.3      Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Parent Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

8.4   Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

8.5     Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.6     Choice of Law; Venue. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Florida without giving effect to the principles of conflict of laws thereof. By execution and delivery of this Agreement, the parties agree and accept that any legal action or proceeding brought with respect to this Agreement shall be brought in the court of appropriate jurisdiction in and for Hillsborough County, Florida, and the parties expressly waive any objection to personal jurisdiction, venue or forum non conveniens.

8.7       Indemnification. To the fullest extent permitted under applicable law, the Parent Company shall indemnify, defend and hold the Executive harmless from and against any and all causes of action, claims, demands, liabilities, damages, costs and expenses of any nature whatsoever (collectively, “Damages”) directly or indirectly arising out of or relating to the Executive discharging the Executive’s duties hereunder on behalf of the Companies and/or their respective subsidiaries and affiliates, so long as the Executive acted in good faith within the course and scope of the Executive’s duties with respect to the matter giving rise to the claim or Damages for which the Executive seeks indemnification.

8.8     Amendments; Waivers. This Agreement may be amended or modified, and any of the terms and covenants may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. Any waiver by any party in any one or more instances of any term or covenant contained in this Agreement shall neither be deemed to be nor construed as a further or continuing waiver of any such term or covenant of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

“Parent Company”	“Executive”

Dynamic Leisure Corporation

By:	/s/ Daniel Brandano	/s/ Nigel Osborne
Daniel Brandano, President	Nigel Osborne